SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No. [ ])


     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          The Goldfield Corporation
               (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box)
     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction
          applies:/          /

     (2)  Aggregate number of securities to which transactions applies:/   /

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it
          was determined):/      /

     (4)  Proposed maximum aggregate value of transaction:/     /

     (5)  Total fee paid:/    /

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:/    /

     (2)  Form, Schedule or Registration Statement No.:/     /

     (3)  Filing Party:/     /

     (4)  Date Filed:/    /



                            The Goldfield Corporation

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON JUNE 4, 1996


     To Our Stockholders:

     Notice is hereby given that the Annual Meeting of the Stockholders of The Goldfield Corporation has been called and will be held at the Melbourne Hilton at Rialto Place, 200 Rialto Place, Venezia Room, Melbourne, Florida 32901, on June 4, 1996 at 9:00 a.m. for the following purposes:

      1.      The election of five directors.

      2. The ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the year 1996.

      3. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 22, 1996 will be entitled to vote at the meeting. The transfer books of the Company will not be closed.

                                      By Order of the Board of Directors


                                      JOHN M. STARLING
                                      Secretary

     Melbourne, Florida
     April 29, 1996

     If you are unable to attend the meeting in person, you are requested by the Board of Directors of the Company to date, sign, and return the enclosed proxy in the enclosed envelope. No postage is necessary if mailed in the United States. In the event you later decide to attend the meeting, you may, if you desire, revoke your proxy and vote your shares in person.


                           The Goldfield Corporation
                          Suite 500, 100 Rialto Place
                           Melbourne, Florida 32901
                               (407) 724-1700

                               PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 4, 1996


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goldfield Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on June 4, 1996, at 9:00 a.m., and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice and in this proxy statement. This proxy statement and the accompanying annual report are being mailed to stockholders on April 29, 1996.


           RECORD DATE, SHAREHOLDERS ENTITLED TO VOTE AND REQUIRED VOTE

     The stock transfer books will not be closed. As of March 20, 1996 the Company had outstanding 26,854,748 shares of Common Stock, par value $.10 per share (the "Common Stock"), and 339,407 shares of Series A 7% Voting Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"). Each outstanding share of Common Stock and Series A Preferred Stock is entitled to one vote. Only holders of record of outstanding shares of the Company at the close of business on April 22, 1996 will be entitled to vote at the Annual Meeting of Stockholders on June 4, 1996.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is necessary for approval of the proposal with respect to the selection of auditors. The election of directors requires a plurality vote.

     Each stockholder entitled to vote at the meeting has the right to vote his shares cumulatively for the election of directors; that is, each stockholder will be entitled to cast as many votes as there are directors to be elected multiplied by the number of shares of Common Stock and Series A Preferred Stock registered in his name on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees for the office of director in accordance with his choice. A stockholder who wishes to vote by proxy and exercise his cumulative voting rights should advise the Board of Directors in writing how he wishes to have his votes distributed among the nominees for directors. Such written instructions should accompany the proxy card or cards to which they relate.

     Holders of the Series A Preferred Stock are entitled to the same voting rights as holders of the Common Stock. In addition, they have certain voting rights not held by holders of the Common Stock, such as controlling voting rights with respect to certain mergers, sales and amendments to the Company's Certificate of Incorporation. Although not so intended, such voting rights might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company.


                  Solicitation, Revocation and Voting of Proxies

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company, and the Company will reimburse all bankers, brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of the shares. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by regular employees of the Company. Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022, has been retained to assist in the solicitation of proxies at a cost not to exceed $7,000 plus out-of-pocket expenses.

     You are requested to sign and complete the accompanying proxy and return it in the enclosed envelope. If the proxies are signed with a preference indicated, the proxies will be voted accordingly. If no directive is given with respect to each proposal, the proxies will be voted (1) FOR the election of the directors nominees named herein and (2) FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the year 1996.

     The proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy shall be suspended if the stockholder shall be present at the meeting and elects to vote in person.

     At the date hereof, management of the Company has no knowledge of any business other than that described in the notice for the meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote such proxies as they shall decide.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

     It is intended that the shares represented by the accompanying proxy will be voted, if not otherwise indicated by the stockholder, for the election of the five nominees for director listed below (each of whom is at present a director of the Company) to serve for one year or until their successors are elected.

     Information About Nominees

     Reference is made to the information set forth below as to the stock ownership of the nominees. The following table sets forth with respect to each nominee the office presently held by him with the Company, or his principal occupation if not employed by the Company, the year in which he first became a director of the Company and his age.


                         Principal Occupation For            Director
     Name                  The Last Five Years                Since   Age(1)


John P. Fazzini      Real Estate Developer;                   1984      51
                     President of Bountiful Lands, Inc.
                     (real estate development corporation)
                     since 1980.

Danforth E. Leitner  Real Estate Broker; Real Estate          1985      55
                     Appraiser; President of The Leitner
                     Company (real estate brokerage and
                     appraisal corporation) since 1984.

James Sottile        Chairman of the Board                    1969      82
                     of Directors of the Company
                     since 1971.

John H. Sottile(2)   President of the Company since 1983      1983      48
                     and Chief Executive Officer
                     of the Company since 1985.

John M. Starling     Secretary of the Company since March     1971      66
                     1996; and of Counsel to the law firm of
                     Severs, Stadler & Harris, P.A., since
                     January 1995 and a member of the law
                     firm of Holland, Starling, Severs,
                     Stadler & Friedland, P.A. from 1963 to
                     December 1994.

(1)  As of December 31, 1995.
(2)  John H. Sottile is the son of James Sottile, Chairman of the Board of
     Directors.

     If any of the foregoing nominees should withdraw or otherwise become unavailable, which the Board of Directors does not presently anticipate, it is intended that proxies will be cast for such person or persons as the Board of Directors may designate in place of such nominees.

     Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board committee. During 1995, each non-employee director received an annual fee of $9,000, payable $750 per month.


     Committees and Meetings of the Board of Directors

     During 1995, the Board of Directors met four times. The Board of Directors has, among others, the following committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee, which monitors the activities of the Company s independent accountants and its accounting department and reports on such activities to the full Board of Directors, consists of John M. Starling and John P. Fazzini. During 1995, the Audit Committee held one meeting.

     The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The members of the Compensation Committee are John M. Starling and John P. Fazzini. The Compensation Committee held one meeting during 1995.

     The Nominating Committee recommends qualified candidates for election to the Board of Directors of the Company, including the slate of directors which the Board of Directors proposes for election by stockholders at the Annual Meeting. The Nominating Committee consists of John M. Starling, John H. Sottile and Danforth E. Leitner. During 1995, the Nominating Committee held one meeting.

     The Nominating Committee is not precluded from considering written recommendations for nominees from stockholders. Such recommendations for the 1997 election of directors, together with a description of the proposed nominee's qualifications and other relevant biographical information, should be sent to the Secretary of the Company prior to December 31, 1996.

     During 1995, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and all Committees of the Board that he was eligible to attend.

     The Board of Directors unanimously recommends a vote "FOR" the re-election of James Sottile, John H. Sottile, John P. Fazzini, Danforth E. Leitner and John M. Starling.


                                    ITEM 2.
                    RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of KPMG Peat Marwick LLP as its independent certified public accountants for the year ended December 31, 1996, subject to the appointment being ratified by the Company's stockholders. KPMG Peat Marwick LLP (including a predecessor firm, W. O. Daley & Company) has been serving the Company and its subsidiaries for the past thirty-three years.

     A representative of KPMG Peat Marwick LLP is expected to be present at this year's Annual Meeting of Stockholders, at which time he will be given an opportunity to make a statement and is expected to be available to respond to appropriate questions. The appointment of KPMG Peat Marwick LLP was made upon the recommendation of the Audit Committee which is composed of directors who are not officers or otherwise employed by the Company. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the selection of independent certified public accountants will be reconsidered by the Board of Directors of the Company.

     The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company.

                  OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 20, 1996, persons who beneficially own 5% or more of the outstanding shares of Common Stock and Series A Preferred Stock of the Company.


                         Amount Beneficially Owned (1)
                                  Common
                                Obtainable
                                   Upon
                                Conversion         Percent of Class   Percent
                                    of     Preferred       Preferred of Voting
      Beneficial          Common Preferred Series A Common Series A Securities
        Owners              (2)     (3)               (1)              (4)


(a) Holders of more than 5%
    (other than Directors):

    Suzanne S. Guanci
    1130 Placetas Avenue
    Coral Gables, FL 33134          33,043   28,860          8.50%     0.12%

    Linda S. Hammond
    1202 Pawnee Terrace
    Indian Harbor Beach,
    FL 32937                       103,044   90,000         26.52%     0.38%

    Mary H. Leitner
    2344 Brookside Drive
    Indialantic, FL 32903   49,130  21,188   18,506   0.18%  5.45%     0.26%

(b) Directors and Executive Officers:(5)

    John P. Fazzini            100

    Patrick S. Freeman         200

    Danforth E. Leitner        600

    James Sottile          373,466  53,620   46,833   1.39% 13.80%     1.59%
                             (6)              (6)

    John H. Sottile            372 171,739  150,000(6)      44.19%     0.64%

    John M. Starling         1,000

(c) All Officers and
    Directors as a group
    (8 in number):         375,738 225,359  196,833(6) 1.39% 57.99%    2.23%


(1) Includes holdings of spouses, minor children, relatives and spouses of relatives living in the same household, even though beneficial ownership is disclaimed.
(2) Excludes shares of Common Stock obtainable upon conversion of Series
    A Preferred Stock.
(3) Each share of Series A Preferred Stock is currently convertible into
    1.144929 shares of Common Stock.
(4) In accordance with SEC rules, the percentage shown opposite the name of each person or group has been computed assuming the conversion of any Series A Preferred Stock held by such person or group but that no conversions by others have occurred.
(5) Stephen R. Wherry, Vice President, Treasurer and Chief Financial
    Officer of the Company and Romey A. Taylor, Chairman of the Board of the Company's electrical construction subsidiary, do not own any Common Stock or Series A Preferred Stock of the Company.
(6) Listed as beneficially owned by Mr. Sottile are 133,830 shares of Common Stock and 46,833 shares of Series A Preferred Stock which are owned by his wife. As to such shares, Mrs. Sottile has sole voting power and sole investment power.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and Series A Preferred Stock of the Company. Copies of all such reports filed with the SEC are required to be furnished to the Company. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year ended December 31, 1995.


                           EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the cash compensation paid to the Company's Chief Executive Officer and executive officers, including two executive officers of subsidiaries, whose compensation exceeded $100,000 during the years ended December 31, 1995, 1994 and 1993. The information provided under the heading "Executive Compensation" is that required by "small business issuers" as defined by the rules of the SEC.

                        Summary Compensation Table

                                         Annual Compensation    All Other
                                           Salary   Bonus     Compensation
 Name and Principal Position     Year       ($)      ($)         ($)(1)


John H. Sottile                  1995    234,000      -          4,500
  President & Chief              1994    256,500      -           -
  Executive Officer              1993    272,125      -           -

James Sottile                    1995       -         -           -
  Chairman of the                1994    165,000      -        165,000
  Board of Directors             1993    160,000      -           -

Romey A. Taylor                  1995     80,000      -         42,169
  Chairman of the Board of       1994     80,000      -           -
  electrical construction        1993     80,000   36,582         -
  subsidiary

Patrick S. Freeman               1995    112,500      -          3,375
  President of mining            1994    112,500   12,500          -
  subsidiaries                   1993    105,769      -            -


(1) All other compensation for 1995 includes company contributions to the Company's Cash Deferred Profit-Sharing Plans of $4,500, $3,558 and
    $3,375, respectively, for Messrs. John H. Sottile, Taylor and Freeman and forgiveness of indebtedness to the company of $38,611 for Mr.
    Taylor in connection with the termination of his employment agreement effective September 11, 1995.

     The persons named in the foregoing table, together with John M. Starling, Secretary of the Company and Stephen R. Wherry, Vice President, Treasurer and Chief Financial Officer of the Company, are all the executive officers of the Company. Information concerning the executive officers (other than Messrs. Freeman and Taylor) is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. Mr. Freeman, 49, has been President of the Company's mining subsidiaries since 1988. Mr. Taylor, 62, has served as Chairman of the Board of the Company's electrical construction subsidiary since September 11, 1995. Mr. Taylor had been President of the Company's electrical construction subsidiaries since 1972.

     On January 15, 1985 the Company entered into an employment agreement with John H. Sottile. Such agreement, as amended on February 25, 1986, September 23, 1988, February 27, 1990, January 29, 1992 and September 15, 1995
     expires on December 31, 2005 and currently entitles him to be paid
     $200,000 per year, subject to future annual increases, if any, in the Consumer Price Index ("CPI"). As a result of increases in the CPI since 1985, such contract would currently entitle Mr. Sottile to a salary of $291,500. If his employment is terminated (which will be deemed to have occurred if he is relocated), he is entitled to receive, within ten days of such notice of termination, an amount equal to the full cash salary that he would have received in the absence of such termination from the date of such termination through December 31, 2005. In the event of permanent disability or death, he or his estate will be entitled to his salary through the end of the month of his permanent disability or death and for one year thereafter. In addition, on January 1, 1986, a subsidiary of the Company entered into an employment agreement with Mr. Sottile. Such agreement, as amended on September 13, 1988, January 29,
     1992 and September 11, 1995, provides for continuous employment until December 31, 2005 and from year to year until terminated and entitles him to be paid $50,000 per year. If his employment is terminated without cause (which will be deemed to have occurred if he is relocated), he is entitled to receive his full cash salary from the date of such termination through December 31, 2005. In the event of permanent disability or death, he or his estate will be entitled to his salary for one year.


     Employee Benefit Agreements

     Beginning in 1989, the Company entered into employee benefit agreements with John H. Sottile and Patrick S. Freeman in addition to certain other employees of the Company and its subsidiaries. Under the terms of the agreements, the Company buys life insurance policies that build cash surrender value while also providing life insurance benefits for the employee. The Company is entitled to a refund of all previously paid premiums or the cash surrender value of the policy, whichever is lower, if the agreement is terminated prior to the employee attaining the age of 65. After an employee reaches age 65, the Company is entitled to a refund of all previously paid premiums in ten annual installments. In the event of death, the Company will immediately be entitled to a refund of all previously paid premiums. The Company may terminate the agreements at any time by giving written notice to the employee. At December 31, 1995, none of the herein described policies had any cash surrender value in excess of the previously paid premiums.


                                OTHER MATTERS

     Management does not intend to present any other business at the meeting nor is it aware that any stockholder intends to do so. If, however, any matters are properly brought before the meeting, persons named in the accompanying proxy will vote thereon in accordance with their best judgment.


                           1997 STOCKHOLDER PROPOSALS

     Stockholder proposals to be presented at the 1997 Annual Meeting must be received by the Company no later than December 31, 1996 to be considered for inclusion in the Proxy Statement and Proxy for such meeting.


                                     By Order of the Board of Directors
                                     John M. Starling
                                     Secretary

     Dated: April 29, 1996

                                 *   *   *

     The Annual Report to Stockholders for the year ended December 31, 1995, which includes financial statements, is being mailed concurrently to stockholders. The Annual Report does not form any part of the material for the solicitation of proxies.

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995 filed with the Securities and Exchange Commission is available without charge to those stockholders who wish more detailed information concerning the Company. If you wish a copy of the Form 10-K, please write to: The Goldfield Corporation, Suite 500, 100 Rialto Place, Melbourne, Florida 32901.

                          THE GOLDFIELD CORPORATION

                                   PROXY

            Annual Meeting of Stockholders to be Held on June 4, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John H. Sottile and John M. Starling, and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Stockholders of The Goldfield Corporation to be held at the Melbourne Hilton at Rialto Place, 200 Rialto Place, Venezia Room, Melbourne, Florida 32901 on June 4, 1996 at 9:00 a.m., and any adjournment thereof, upon the matters set forth on the reverse hereof and upon such other matters as may properly come before the meeting, all in accordance with notice and accompanying proxy statement for said meeting, receipt of which is acknowledged.

     This proxy will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of Directors; FOR proposal 2 and to grant authority to vote on such other matters as may come before the meeting.

                                   The Goldfield Corporation
                                   P.O. Box 11168
                                   New York, NY  10203-0168


     The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

     1. Election of Directors
        /   / FOR all nominees listed below
        /   / WITHHOLD AUTHORITY to vote for all nominees listed below
        /   / *EXCEPTIONS

     Nominees: John P. Fazzini, Danforth E. Leitner, James Sottile, John H. Sottile, John M. Starling.
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
     *Exceptions /  /

     2. Proposal to approve the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending December 31, 1996.
        /   / FOR
        /   / AGAINST
        /   / ABSTAIN

     3. Such other matters as may come before the meeting.
        /   / AUTHORITY GRANTED
        /   / WITHHELD

     The undersigned revokes all other proxies relating to the shares covered hereby.
       /   / Change of Address and or Comments Mark Here

     Please sign exactly as name appears on this proxy. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officers. If a partnership, please sign in partnership name by authorized person.

     Dated: /            /, 1996
     /                  / (L.S.)
     /                  / (L.S.)
     (Signature of Stockholder)

     Votes MUST be indicated (x) in Black or Blue ink.

     Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.